Exhibit 99.1
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                     POLYPORE INTERNATIONAL, INC. APPOINTS
                     ROBERT B. TOTH AS NEW PRESIDENT AND CEO

CHARLOTTE, NC - July 7, 2005 - Polypore International, Inc. announced today that Robert B. Toth, 44, has been appointed as Polypore International's new President and Chief Executive Officer and as the new President and Chief Executive Officer of Polypore International's subsidiary, Polypore, Inc. Mr. Toth will also serve as a member of the Board of Directors of both companies. The current President and Chief Executive, Frank Nasisi, will become Vice Chairman and remain a member of the Board of Directors of both companies.

Mr. Toth previously was President and Chief Executive Officer of CP Kelco ApS, a leading global manufacturer of hydrocolloids, with more than 2,000 customers in over 100 countries and facilities in North America, Europe, Asia and Latin America. Prior to joining CP Kelco, he spent 19 years at Monsanto and Solutia Inc. in roles of increasing responsibility, most recently as Vice President and General Manager of the Resins and Additives division of Solutia.

Michael Graff, Warburg Pincus Managing Director and Chairman of the Board of Directors of both Polypore International and Polypore, stated: "We are extremely pleased to welcome Bob as our new President and C.E.O. He has substantial experience operating global businesses that sell highly technical products to large OEM customers. This experience makes Bob the ideal choice to lead Polypore into the future. We are also extremely grateful to Frank for his dedication and leadership in building Polypore into the business it is today. We look forward to continuing our relationship with him as he assumes his new role."

"I am very pleased to have the opportunity to join Polypore as President and C.E.O. Given Polypore's strong commitment to customer service, quality, technical innovation, and delivering value, I am excited about the promising growth potential," added Mr. Toth.

Commenting on the appointment, Mr. Nasisi added: "I am proud of what Polypore has accomplished over the time that I've been affiliated with the company, and I am very pleased to welcome Bob as Polypore's new President and C.E.O. I believe that, given his experience and qualifications, he is uniquely equipped to lead the company into the future."

Polypore International, Inc. is a growing worldwide developer, manufacturer and marketer of highly specialized polymer-based membranes used in separation and filtration processes. Polypore's products and technologies target specialized applications and markets that require the removal or separation of various materials from liquids, with concentration in the ultrafiltration and microfiltration markets. Truly a global provider, Polypore has manufacturing facilities or sales offices in ten countries serving five continents. Polypore's corporate offices are located in Charlotte, North Carolina.

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be

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materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue developing innovative products; the increased use of synthetic hemodialysis filtration membranes by our customers; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace
lost  senior   management;   the  incurrence  of  additional  debt,   contingent
liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; and absence of expected returns from the amount of intangible assets we have recorded. Additional information concerning these and other important factors can be found in the "Risk Factors" section of Polypore International's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 13, 2005 and Polypore `s Annual Report on Form 10-K for the fiscal year ended January 1, 2005. Statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions,
we  cannot   guarantee   future   results.   Given  these   uncertainties,   the
forward-looking statements discussed in this press release might not occur.



CONTACT:   Mark Hadley -  Investor Relations Manager - 704-587-8886


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